Exhibit 99.1

FOR IMMEDIATE RELEASE
For More Information: Claire S. Bean, COO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3202 www.northeastbank.com

Northeast Bancorp Reports Fourth Quarter Results, Declares Dividend

Lewiston, ME (July 28, 2015) — Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $2.2 million, or $0.22 per diluted common share, for the quarter ended June 30, 2015, compared to net income of $542 thousand, or $0.05 per diluted common share, for the quarter ended June 30, 2014. Net income for the year ended June 30, 2015 was $7.1 million, or $0.72 per diluted common share, compared to $2.7 million, or $0.26 per diluted common share, for the year ended June 30, 2014.

The Board of Directors has declared a cash dividend of $0.01 per share, payable on August 25, 2015 to shareholders of record as of August 11, 2015.

“We closed the year with our strongest quarter to date,” said Richard Wayne, President and Chief Executive Officer. “Our new SBA Division originated loans totaling $22 million, generating $1.9 million in gains on the sale of $15 million of loans in the secondary market. Overall our loan portfolio increased 6% and strong transactional income of $2.4 million helped drive our net interest margin of 4.7% for the quarter.”

“Looking back on the year, we made significant progress in the execution of our business plan,” Wayne continued. “Loans increased by $96 million or 18%, growth we funded entirely with new deposits. We leveraged our operating platform, growing revenue by $7 million with a $900 thousand increase in noninterest expense. And, in our effort to improve shareholder returns, we repurchased 710,662 shares at a weighted average price of $9.38.”

At June 30, 2015, total assets were $850.8 million, an increase of $88.9 million, or 11.7%, compared to June 30, 2014. The principal components of the change in the balance sheet follow:

1.              The loan portfolio — excluding loans held for sale — grew by $95.7 million, or 18.5%, compared to June 30, 2014, the result of net growth of $99.9 million in commercial loans purchased or originated by the Bank’s Loan Acquisition and Servicing Group (“LASG”), offset by a $4.2 million decrease in the Bank’s Community Banking Division loan portfolio.

New loans generated by the LASG totaled $54.0 million and $213.2 million for the quarter and year ended June 30, 2015, respectively. The quarterly growth in LASG loans consisted of $24.8 million of purchased loans, at an average price of 96.0%, and $29.2 million of originated loans. Small Business Administration (“SBA”) loans originated during the quarter totaled $21.5 million, of which $15.2 million were sold in the secondary market. Residential and consumer loan production sold in the secondary market totaled $25.5 million for the quarter.

As discussed in the Company’s prior SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010.  The Company’s loan purchase and commercial real estate loan availability under these conditions follow:

Basis for Regulatory Condition	Condition	Availability at June 30, 2015
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$76.5
Regulatory Capital	Non-owner occupied commercial real estate loans may not exceed 300% of total risk-based capital	$136.5

An overview of the Bank’s LASG portfolio follows:

	LASG Portfolio
	Three Months Ended June 30,
	2015				2014
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$25,785	$29,193	$—	$54,978	$38,244	$11,503	$—	$49,747
Net investment basis	24,758	29,193	—	53,951	33,556	11,503	—	45,059

Loan returns during the period:
Yield	13.11%	5.56%	0.49%	8.79%	12.15%	6.77%	0.62%	10.13%
Total Return (1)	13.39%	5.56%	0.50%	9.00%	12.21%	9.35%	0.62%	10.78%

	Year Ended June 30,
	2015				2014
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$93,694	$82,502	$48,000	$224,196	$91,288	$54,225	$12,000	$157,513
Net investment basis	82,654	82,502	48,000	213,156	79,823	54,225	12,000	146,048

Loan returns during the period:
Yield	13.00%	6.44%	0.47%	9.73%	11.43%	7.49%	0.61%	9.70%
Total Return (1)	13.33%	6.75%	0.48%	10.02%	11.76%	8.48%	0.61%	10.11%

Total loans as of period end:
Unpaid principal balance	$239,933	$118,416	$60,000	$418,349	$242,631	$65,558	$12,000	$320,219
Net investment basis	$202,592	$118,261	$60,011	$380,864	$203,450	$65,561	$12,000	$281,011

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.              Deposits increased by $19.6 million, or 3.0%, from March 31, 2015, attributable primarily to growth in non-maturity accounts, which increased by $17.1 million, or 5.5%, for the quarter ended June 30, 2015, as well as an increase of $2.5 million in time deposits. For the year, deposits increased by $100.4 million, or 17.5%, mainly the result of increases in money market accounts attracted through the Bank’s online-only ableBanking division.

3.              Stockholders’ equity increased by $773 thousand from June 30, 2014, due principally to earnings of $7.1 million, as well as $705 thousand of scheduled amortization of stock-based compensation, offset by $6.7 million in share repurchases (representing 710,662 shares), a decrease in accumulated other comprehensive income of $5 thousand and $402 thousand in dividends paid on common stock. During the quarter, there were 230,726 shares repurchased for $2.3 million.

Net income from continuing operations increased by $1.6 million to $2.2 million for the quarter ended June 30, 2015, compared to $542 thousand for the quarter ended June 30, 2014.

1.              Net interest and dividend income before provision for loan losses increased by $866 thousand, or 10.2%, for the quarter ended June 30, 2015 compared to the quarter ended June 30, 2014, due primarily to higher transactional interest income from purchased loan payoffs, and the positive effect of balance sheet growth. Average total interest-earning assets for the three months ended June 30, 2015 increased by $81.9 million, primarily due to an increase in average loans by $83.4 million, when compared to the three months ended June 30, 2014. For the year ended June 30, 2015, average total interest-earning assets increased by $70.6 million, and average loans increased by $66.2 million, compared to the year ended June 30, 2014.

The various components of transactional income are set forth in the table below entitled “Total Return on Purchased Loans.”  When compared to the three months and year ended June 30, 2014, transactional interest income increased by $616 thousand and $4.5 million, respectively.  The following table summarizes interest income and related yields recognized on the loan portfolios:

	Interest Income and Yield on Loans
	Three Months Ended June 30,
	2015			2014
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$237,418	$2,965	5.01%	$247,802	$3,096	5.01%
LASG:
Originated	106,963	1,483	5.56%	63,226	1,067	6.77%
Purchased	195,016	6,375	13.11%	187,391	5,677	12.15%
Secured Loans to Broker-Dealers	60,003	73	0.49%	17,538	27	0.62%
Total LASG	361,982	7,931	8.79%	268,155	6,771	10.13%
Total	$599,400	$10,896	7.29%	$515,957	$9,867	7.67%

	Year Ended June 30,
	2015			2014
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$236,128	$11,747	4.97%	$246,853	$12,926	5.24%
LASG:
Originated	76,448	4,924	6.44%	47,494	3,558	7.49%
Purchased	203,822	26,500	13.00%	178,377	20,388	11.43%
Secured Loans to Broker-Dealers	44,942	212	0.47%	22,389	137	0.61%
Total LASG	325,212	31,636	9.73%	248,260	24,083	9.70%
Total	$561,340	$43,383	7.73%	$495,113	$37,009	7.47%

The yield on purchased loans for the three months and year ended June 30, 2015 increased primarily due to unscheduled loan payoffs, which resulted in immediate recognition in interest income of the discount associated with the prepaid loans. The following table details the “total return” on purchased loans, which includes transactional income of $2.4 million for the quarter ended June 30, 2015, an increase of $756 thousand from the quarter ended June 30, 2014.  Additionally, total transactional income for the year ended June 30, 2015 increased by $4.5 million, compared to the year ended June 30, 2014. The following tables summarize the total return recognized on the purchased loan portfolio.

	Total Return on Purchased Loans
	Three Months Ended June 30,
	2015		2014
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$4,132	8.43%	$4,050	8.64%
Transactional income:
Gains on loan sales	—	0.00%	—	0.00%
Gain on sale of real estate owned	188	0.38%	44	0.09%
Other noninterest income	—	0.00%	4	0.01%
Accelerated accretion and loan fees	2,243	4.58%	1,627	3.47%
Total transactional income	2,431	4.96%	1,675	3.57%
Total	$6,563	13.39%	$5,725	12.21%

	Year Ended June 30,
	2015		2014
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$17,327	8.48%	$15,682	8.75%
Transactional income:
Gains on loan sales	190	0.09%	576	0.32%
Gain on sale of real estate owned	607	0.30%	100	0.06%
Other noninterest income	(69)	-0.03%	4	0.00%
Accelerated accretion and loan fees	9,173	4.49%	4,706	2.63%
Total transactional income	9,901	4.85%	5,386	3.01%
Total	$27,228	13.33%	$21,068	11.76%

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.              Noninterest income increased by $1.6 million for the quarter ended June 30, 2015, compared to the quarter ended June 30, 2014, principally due to the following:

•                  An increase of $1.5 million in gains realized on sale of portfolio loans. The recent quarter includes gains realized on sale of SBA loans of $1.9 million, compared to a $403 thousand gain on sale of commercial loans in the quarter ended June 30, 2014; and

•                  An increase of $111 thousand in gains recognized on Real Estate Owned/Other Assets Acquired (“REO/OAA”).

3.              Noninterest expense increased by $32 thousand for the quarter ended June 30, 2015, compared to the quarter ended June 30, 2014, principally due to the following:

•                  An increase of $124 thousand in salaries and employee benefits, principally due to increased employee head count;

•                  An increase of $189 thousand in professional fees primarily related to an increase in third party services; and

•                  A decrease of $126 thousand in other noninterest expense, principally due to contract termination costs and one-time non-capital expenses associated with the core banking systems conversion that occurred during the quarter ended June 30, 2014.

At June 30, 2015, nonperforming assets totaled $12.4 million, or 1.5% of total assets, as compared to $8.9 million, or 1.2% of total assets at June 30, 2014.  The increase in nonperforming assets during the year was primarily due to the addition of one purchased loan relationship.

At June 30, 2015, the Company’s Tier 1 Leverage Ratio was 14.4%, a decrease from 15.9% at June 30, 2014, and the Total Capital Ratio was 20.1%, a decrease from 23.7% at June 30, 2014. The decreases resulted primarily from balance sheet growth and the effect of purchases under the Company’s share repurchase program in the year ended June 30, 2015.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, Claire Bean, Chief Operating Officer of Northeast Bancorp, and Brian Shaughnessy, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss fourth quarter earnings and business outlook at 10:00 a.m. Eastern Time on Wednesday, July 29, 2015. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 91797346. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. Northeast Bank offers traditional banking services through its Community Banking Division, which operates ten full-service branches and two loan production offices that serve individuals and businesses located in western and south-central Maine and southern New Hampshire. Northeast Bank’s Loan Acquisition and Servicing Group purchases and originates commercial loans for the Bank’s portfolio. In addition, the Small Business Lending division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measure

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, tangible book value per share, and net operating earnings. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NBN-F

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	June 30, 2015	June 30, 2014
Assets
Cash and due from banks	$2,789	$3,372
Short-term investments	87,061	78,887
Total cash and cash equivalents	89,850	82,259
Available-for-sale securities, at fair value	101,908	113,881
Loans held for sale	9,035	11,945
Loans
Commercial real estate	348,676	316,098
Residential real estate	132,668	148,634
Commercial and industrial	123,134	41,800
Consumer	7,659	9,884
Total loans	612,137	516,416
Less: Allowance for loan losses	1,926	1,367
Loans, net	610,211	515,049
Premises and equipment, net	8,253	9,135
Real estate owned and other possessed collateral, net	1,651	1,991
Regulatory stock, at cost	4,102	4,102
Intangible assets, net	2,209	2,798
Bank owned life insurance	15,276	14,836
Other assets	8,335	5,935
Total assets	$850,830	$761,931
Liabilities and Stockholders’ Equity
Deposits
Demand	$60,383	$50,140
Savings and interest checking	100,134	98,340
Money market	168,527	83,901
Time	345,715	341,948
Total deposits	674,759	574,329
Federal Home Loan Bank advances	30,188	42,824
Wholesale repurchase agreements	10,037	10,199
Short-term borrowings	2,349	2,984
Junior subordinated debentures issued to affiliated trusts	8,626	8,440
Capital lease obligation	1,368	1,558
Other liabilities	10,664	9,531
Total liabilities	737,991	649,865
Commitments and contingencies	—	—
Stockholders’ equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at June 30, 2015 and June 30, 2014	—	—
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 8,575,144 and 9,260,331 shares issued and outstanding at June 30, 2015 and June 30, 2014, respectively	8,575	9,260
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 1,012,739 and 880,963 shares issued and outstanding at June 30, 2015 and June 30, 2014, respectively	1,013	881
Additional paid-in capital	85,506	90,914
Retained earnings	19,033	12,294
Accumulated other comprehensive loss	(1,288)	(1,283)
Total stockholders’ equity	112,839	112,066
Total liabilities and stockholders’ equity	$850,830	$761,931

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2015	2014	2015	2014
Interest and dividend income:
Interest and fees on loans	$10,896	$9,867	$43,383	$37,009
Interest on available-for-sale securities	215	251	913	1,048
Other interest and dividend income	74	106	292	314
Total interest and dividend income	11,185	10,224	44,588	38,371
Interest expense:
Deposits	1,329	1,075	5,010	4,123
Federal Home Loan Bank advances	256	326	1,101	1,301
Wholesale repurchase agreements	72	72	288	357
Short-term borrowings	8	7	29	24
Junior subordinated debentures issued to affiliated trusts	152	240	718	765
Obligation under capital lease agreements	18	20	74	83
Total interest expense	1,835	1,740	7,220	6,653
Net interest and dividend income before provision for loan losses	9,350	8,484	37,368	31,718
Provision for loan losses	240	124	717	531
Net interest and dividend income after provision for loan losses	9,110	8,360	36,651	31,887
Noninterest income:
Fees for other services to customers	406	398	1,494	1,644
Gain on sales of loans held for sale	493	505	1,877	1,650
Gain on sales of portfolio loans	1,926	403	2,821	1,006
Gain recognized on real estate owned and other repossessed collateral, net	124	13	428	63
Bank-owned life insurance income	111	109	440	451
Other noninterest income	7	9	29	55
Total noninterest income	3,067	1,437	7,089	4,869
Noninterest expense:
Salaries and employee benefits	5,286	5,162	18,817	17,786
Occupancy and equipment expense	1,277	1,336	4,939	5,448
Professional fees	505	316	1,658	1,285
Data processing fees	325	374	1,355	1,209
Marketing expense	41	86	244	311
Loan acquisition and collection expense	362	336	1,458	1,539
FDIC insurance premiums	133	126	504	480
Intangible asset amortization	129	164	589	746
Legal settlement recovery	—	—	—	(250)
Other noninterest expense	769	895	3,040	3,223
Total noninterest expense	8,827	8,795	32,604	31,777
Income from continuing operations before income tax expense	3,350	1,002	11,136	4,279
Income tax expense	1,185	460	3,995	1,579
Net income from continuing operations	2,165	542	7,141	2,700
Income from discontinued operations before tax (benefit) expense	—	—	—	(12)
Income tax benefit	—	—	—	(4)
Net loss from discontinued operations	—	—	—	(8)
Net income	$2,165	$542	$7,141	$2,692
Weighted-average shares outstanding:
Basic	9,773,228	10,314,197	9,980,733	10,404,784
Diluted	9,773,228	10,314,197	9,980,733	10,404,784
Earnings per common share:
Basic:
Income from continuing operations	$0.22	$0.05	$0.72	$0.26
Income from discontinued operations	0.00	0.00	0.00	0.00
Net Income	$0.22	$0.05	$0.72	$0.26
Diluted:
Income from continuing operations	$0.22	$0.05	$0.72	$0.26
Income from discontinued operations	0.00	0.00	0.00	0.00
Net Income	$0.22	$0.05	$0.72	$0.26
Cash dividends declared per common share	$0.01	$0.01	$0.04	$0.28

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Three Months Ended June 30,
	2015			2014
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities (1)	$103,988	$215	0.83%	$112,226	$251	0.90%
Loans (2) (3)	599,400	10,896	7.29%	515,957	9,867	7.67%
Regulatory stock	4,102	18	1.76%	5,316	55	4.15%
Short-term investments (4)	91,060	56	0.25%	83,194	51	0.25%
Total interest-earning assets	798,550	11,185	5.62%	716,693	10,224	5.72%
Cash and due from banks	2,553			2,606
Other non-interest earning assets	36,334			32,643
Total assets	$837,437			$751,942

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
NOW accounts	$64,533	$41	0.25%	$62,427	$41	0.26%
Money market accounts	166,690	336	0.81%	85,119	110	0.52%
Savings accounts	35,835	12	0.13%	35,080	11	0.13%
Time deposits	342,849	940	1.10%	340,214	913	1.08%
Total interest-bearing deposits	609,907	1,329	0.87%	522,840	1,075	0.82%
Short-term borrowings	1,754	8	1.83%	2,051	7	1.37%
Borrowed funds	40,259	346	3.45%	54,522	418	3.08%
Junior subordinated debentures	8,602	152	7.09%	8,416	240	11.44%
Total interest-bearing liabilities	660,522	1,835	1.11%	587,829	1,740	1.19%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	56,754			51,562
Other liabilities	7,635			2,955
Total liabilities	724,911			642,347
Stockholders’ equity	112,526			109,596
Total liabilities and stockholders’ equity	$837,437			$751,942

Net interest income		$9,350			$8,484

Interest rate spread			4.51%			4.53%
Net interest margin (5)			4.70%			4.75%

(1)   Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.

(2)   Includes loans held for sale.

(3)   Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(4)   Short term investments include FHLB overnight deposits and other interest-bearing deposits.

(5)   Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Year Ended June 30,
	2015			2014
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities (1)	$108,204	$913	0.84%	$115,849	$1,048	0.90%
Loans (2) (3)	561,340	43,383	7.73%	495,113	37,009	7.47%
Regulatory stock	4,102	67	1.63%	5,620	123	2.19%
Short-term investments (4)	92,354	225	0.24%	78,838	191	0.24%
Total interest-earning assets	766,000	44,588	5.82%	695,420	38,371	5.52%
Cash and due from banks	2,704			2,876
Other non-interest earning assets	33,741			33,958
Total assets	$802,445			$732,254

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
NOW accounts	$63,181	$162	0.26%	$61,146	$162	0.26%
Money market accounts	133,266	1,002	0.75%	85,333	447	0.52%
Savings accounts	34,495	46	0.13%	34,391	44	0.13%
Time deposits	340,046	3,800	1.12%	314,848	3,470	1.10%
Total interest-bearing deposits	570,988	5,010	0.88%	495,718	4,123	0.83%
Short-term borrowings	2,578	29	1.12%	2,230	24	1.08%
Borrowed funds	45,661	1,463	3.20%	58,468	1,741	2.98%
Junior subordinated debentures	8,531	718	8.42%	8,352	765	9.16%
Total interest-bearing liabilities	627,758	7,220	1.15%	564,768	6,653	1.18%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	54,940			50,890
Other liabilities	7,370			3,962
Total liabilities	690,068			619,620
Stockholders’ equity	112,377			112,634
Total liabilities and stockholders’ equity	$802,445			$732,254

Net interest income		$37,368			$31,718

Interest rate spread			4.67%			4.34%
Net interest margin (5)			4.88%			4.56%

(1)   Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.

(2)   Includes loans held for sale.

(3)   Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(4)   Short term investments include FHLB overnight deposits and other interest-bearing deposits.

(5)   Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended:
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Net interest income	$9,350	$9,120	$9,426	$9,471	$8,484
Provision for loan losses	240	44	113	320	124
Noninterest income	3,067	1,554	1,370	1,154	1,437
Noninterest expense	8,827	7,885	8,210	7,737	8,795
Net income from continuing operations	2,165	1,752	1,580	1,644	542
Net income	2,165	1,752	1,580	1,644	542

Weighted average common shares outstanding:
Basic	9,773,228	9,833,033	10,132,349	10,180,038	10,314,197
Diluted	9,773,228	9,833,033	10,132,349	10,180,038	10,314,197
Earnings per common share:
Basic	$0.22	$0.18	$0.16	$0.16	$0.05
Diluted	0.22	0.18	0.16	0.16	0.05
Dividends per common share	0.01	0.01	0.01	0.01	0.01

Return on average assets	1.04%	0.88%	0.78%	0.85%	0.29%
Return on average equity	7.72%	6.38%	5.54%	5.80%	1.98%
Net interest rate spread (1)	4.51%	4.59%	4.65%	4.95%	4.53%
Net interest margin (2)	4.70%	4.79%	4.87%	5.18%	4.75%
Efficiency ratio (3)	71.09%	73.87%	76.05%	72.82%	88.65%
Noninterest expense to average total assets	4.22%	3.96%	4.05%	4.02%	4.69%
Average interest-earning assets to average interest-bearing liabilities	120.90%	121.89%	122.32%	123.09%	121.92%

	As of:
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Nonperforming loans:
Originated portfolio:
Residential real estate	$3,021	$3,163	$2,706	$2,105	$1,303
Commercial real estate	994	1,201	1,166	721	1,162
Home equity	11	11	11	28	160
Commercial business	2	—	—	—	5
Consumer	190	225	237	145	124
Total originated portfolio	4,218	4,600	4,120	2,999	2,756
Total purchased portfolio	6,532	5,850	8,129	4,287	4,114
Total nonperforming loans	10,750	10,450	12,249	7,286	6,870
Real estate owned and other possessed collateral, net	1,651	3,694	2,058	2,115	1,991
Total nonperforming assets	$12,401	$14,144	$14,307	$9,401	$8,861

Past due loans to total loans	1.08%	2.57%	2.64%	1.40%	1.14%
Nonperforming loans to total loans	1.76%	1.80%	2.13%	1.34%	1.33%
Nonperforming assets to total assets	1.46%	1.70%	1.77%	1.20%	1.16%
Allowance for loan losses to total loans	0.31%	0.30%	0.29%	0.28%	0.26%
Allowance for loan losses to nonperforming loans	17.92%	16.66%	13.58%	21.12%	19.90%

Commercial real estate loans to risk-based capital (4)	188.49%	173.17%	190.05%	167.57%	176.98%
Net loans to core deposits (5)	91.85%	89.04%	91.79%	92.80%	92.13%
Purchased loans to total loans, including held for sale	32.61%	33.53%	37.97%	37.38%	38.51%
Equity to total assets	13.26%	13.51%	13.69%	14.48%	14.71%
Common equity tier 1 capital ratio	19.75%	20.90%	—	—	—
Total capital ratio (6)	20.07%	21.21%	21.44%	22.97%	23.74%
Tier 1 leverage capital ratio	14.42%	14.96%	14.81%	15.89%	15.90%

Total stockholders’ equity	$112,839	$112,487	$110,923	$113,242	$112,066
Less: Preferred stock	—	—	—	—	—
Common stockholders’ equity	112,839	112,487	110,923	113,242	112,066
Less: Intangible assets	(2,209)	(2,338)	(2,466)	(2,632)	(2,798)
Tangible common stockholders’ equity (non-GAAP)	$110,630	$110,149	$108,457	$110,610	$109,268

Common shares outstanding	9,587,883	9,819,609	9,846,387	10,248,034	10,141,294
Book value per common share	$11.77	$11.46	$11.27	$11.05	$11.05
Tangible book value per share (non-GAAP) (7)	11.54	11.22	11.01	10.79	10.77

	Reconciliation of Net Income (GAAP) to Net Operating Earnings (non-GAAP)
	Three Months Ended:
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Net income (GAAP)	$2,165	$1,752	$1,580	$1,644	$542
Items excluded from operating earnings, net of tax:
Discontinued operations	—	—	—	—	—
Severance expense	—	8	36	52	407
Software conversion expense	—	—	—	—	148
Legal settlement expense and related professional fees	—	—	—	—	—
Total after-tax items	—	8	36	52	555
Net operating earnings (non-GAAP)	$2,165	$1,760	$1,616	$1,696	$1,097
Net operating earnings per share - basic (non-GAAP)	$0.22	$0.18	$0.16	$0.17	$0.11

(1) The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3) The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.

(4) For purposes of calculating this ratio, commercial real estate includes all non-owner occupied commercial real estate loans defined as such by regulatory guidance, including all land development and construction loans.

(5) Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held-for-sale.

(6) The Company’s adoption of Basel III went into effect as of March 31, 2015. The previous period ratios are the “Total Risk-Based Capital Ratio.”

(7) Tangible book value per share represents total stockholders’ equity less the sum of preferred stock and intangible assets divided by common shares outstanding.